                                                             Exhibit (m)(iii)(A)

                                AMENDED EXHIBIT A
                              Dated August 1, 2002
                       to the Class B Rule 12b-1 Plan


The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Class B Shares of the Series of the Trust set forth below (the "Applicable Funds"):

Class B Shares
-------------------
Fifth Third Prime Money Market Fund                        Fifth Third International GDP Fund
Fifth Third Quality Growth Fund                            Fifth Third Small Cap Growth Fund
Fifth Third Disciplined Large Cap Value Fund               Fifth Third Equity Index Fund
Fifth Third Balanced Fund                                  Fifth Third Large Cap Core Fund
Fifth Third Mid Cap Growth Fund                            Fifth Third Short Term Bond Fund
Fifth Third International Equity Fund                      Fifth Third Michigan Municipal Bond Fund
Fifth Third Technology Fund                                Fifth Third Municipal Bond Fund
Fifth Third Intermediate Bond Fund                         Fifth Third Large Cap Opportunity Fund
Fifth Third Bond Fund                                      Fifth Third LifeModel Conservative Fund
Fifth Third U.S. Government Bond Fund                      Fifth Third LifeModel Moderately Conservative Fund
Fifth Third Intermediate Municipal Bond Fund               Fifth Third LifeModel Moderate Fund
Fifth Third Ohio Municipal Bond Fund                       Fifth Third LifeModel Moderately Aggressive Fund
Fifth Third Multi Cap Value Fund                           Fifth Third LifeModel Aggressive Fund
Fifth Third Micro Cap Value Fund

In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of up to 1.00% of the average aggregate net asset value of the Class A Shares of each Applicable Fund held during the month.


                                         FIFTH THIRD FUNDS

                                         By: ___________________________________
                                         Title:


                                         BISYS FUND SERVICES LIMITED PARTNERSHIP
                                         By: BISYS Fund Services, Inc.
                                         General Partner

                                         By: ___________________________________
                                         Title: